Securities and Exchange Commission
                             Washington, D.C. 20549

                      ------------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of Securities  Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 1, 1996


                           VERMONT PURE HOLDINGS, LTD.
             (Exact name of registrant as specified in its charter)


            Delaware                                 0-25686
- - ------------------------------------      --------------------------------
   (State or other jurisdiction of               Commission File No.
           incorporation



             Route 66, P.O. Box C
           Catamount Industrial Park
               Randolph, Vermont                            05060
- - ---------------------------------------   -----------------------------------
        (Address of principal executive                  (Zip Code)
                   offices)



       Registrant's telephone number, including area code: (802) 728-3600







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Item 2.  Acquisition of Assets.

         On May 1, 1996, Vermont Pure Springs, Inc., a Delaware corporation ("Springs"), a wholly owned subsidiary of Vermont Pure Holdings, Ltd., a Delaware corporation ("Holdings"), consummated the purchase of certain assets of Happy Ice Corp., a New York corporation ("HIC") pursuant to an Asset Purchase Agreement dated April 30, 1996 ("Purchase Agreement"). HIC, based in Buffalo, New York, is principally engaged in the bottling, sale and distribution of spring water in three and five gallon bottles, the rental of water coolers and coffee dispensers and sale of coffee supplies for home and office customers. HIC distributes and services its products in the Buffalo, Syracuse and Rochester markets of Western New York State.

         Springs acquired substantially all the assets of HIC, including certain leases, fix assets, inventory, assigned contracts, records, licenses, account receivables and customer lists. Springs did not acquire cash and similar assets, and certain notes receivable from the shareholder of HIC. HIC also exclusively licensed Springs to use the name "Happy Spring Water" in connection with the acquired business. HIC has agreed on its behalf and on behalf of its officers, directors, agents and employees that within the 18 counties in the State of New York in which HIC operated at the date of closing, they will not directly or indirectly own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any business which manufactures similar products as HIC or otherwise compete with Springs. Springs is also made the beneficiary of certain other non-competition agreements relating to the sale of packaged ice in the same geographical area.

         Under the terms of the Purchase Agreement, Springs agreed to pay an aggregate purchase price of up to $1,650,000. Springs paid $1,150,000 in cash at the closing on May 1, 1996 and delivered two promissory notes, the first of which is for a principal amount of $200,000 payable in four equal installments with interest at the rate of 8% per annum, and the second of which is for a principal amount of $100,000 due June 29, 1996, without interest. In addition, Springs agreed to pay an amount equal to the lesser of (a) $200,000 or (b) an amount equal to (i) 3.67 times the average annual earnings before interest, taxes, depreciation and amortization of the business of Happy Spring Water Division of HIC for the twenty four months following May 1, 1996, minus (ii) $1,450,000. The principal amount of this note will be payable on May 1, 1999 with interest at the rate of 8% per annum payable quarterly.

         In connection with the purchase of the HIC assets, Holdings and Springs entered into a term loan agreement with the Chittenden Bank ("Chittenden") pursuant to which Holdings and Springs borrowed $1,250,000. The loan is for a period of three years bearing



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interest at the prime rate of  Chittenden,  plus  1.75%.  The loan is payable in monthly installments of principal and interest of $10,420, and the balance of $892,677.50 is due June 1, 1999. The loan is secured by a pledge of all the assets acquired from HIC pursuant to the Purchase Agreement, and the inventory, receivables and intangible assets of Springs and Holdings, the latter of which were previously pledged to Chittenden under its revolving credit agreement with Holdings.


Item 7.  Financial Statement and Exhibits

         (a)      The following documents are filed herewith as exhibits:

                  2.1      Asset Purchase Agreement dated April 30, 1996
                           (without schedules     or exhibits)

                  10.1 Loan Agreement dated April 26, 1996, among Vermont Pure Springs, Inc., Vermont Pure Holdings, Ltd. and Chittenden Bank

                  10.2 Promissory Note of Vermont Pure Springs, Inc. in principal amount of $200,000

                  10.3 Promissory Note of Vermont Pure Springs, Inc. in principal amount of $100,000

                  10.4 Form of Promissory Note of Vermont Pure Springs, Inc. to be entered into May 1, 1998

                  10.5     Lease dated October 1, 1995

         (b)      Financial Statements

                  No financial statements are required to be prepared or filed in connection with the acquisition of the assets of HIC.

         (c)      Pro Forma Financial Information

                  None



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 14, 1996                        VERMONT PURE HOLDINGS, LTD.



                                            /s/ Bruce MacDonald
                                            Bruce MacDonald
                                            Chief Financial Officer